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Exhibit 99.1

                          MOLECULAR DEVICES CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)


                                                            Three Months Ended
                                                                March 31,
                                                           -------------------
                                                             2003       2002
                                                           --------   --------
                                                          (unaudited)
REVENUES                                                   $ 24,550   $ 20,625

TOTAL COST OF REVENUES                                        9,528      8,050
                                                           --------   --------
GROSS PROFIT                                                 15,022     12,575
                                                           --------   --------
OPERATING EXPENSES:
Research and development                                      4,659      4,121
Selling, general and administrative                           9,639      7,584
                                                           --------   --------
Total operating expenses                                     14,298     11,705
                                                           --------   --------
INCOME FROM OPERATIONS                                          724        870
Other income, net                                               306        296
                                                           --------   --------
INCOME BEFORE INCOME TAXES                                    1,030      1,166
Income tax provision                                           (309)      (443)
                                                           --------   --------
NET INCOME                                                 $    721   $    723
                                                           ========   ========

BASIC NET INCOME PER SHARE                                 $   0.05   $   0.05
                                                           ========   ========

DILUTED NET INCOME PER SHARE                               $   0.05   $   0.05
                                                           ========   ========

SHARES USED IN COMPUTING BASIC NET INCOME PER SHARE          15,343     15,432
                                                           ========   ========

SHARES USED IN COMPUTING DILUTED NET INCOME PER SHARE        15,402     15,576
                                                           ========   ========


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                          MOLECULAR DEVICES CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                March 31,   December 31,
                                                  2003          2002
                                                --------    -----------
                                               (unaudited)
ASSETS:
Current assets:
Cash and cash equivalents                       $ 46,090      $ 43,733
Short-term investments                             9,218        10,050
Accounts receivable, net                          23,074        26,443
Inventories                                       17,216        17,722
Deferred tax assets                                4,956         5,230
Other current assets                               2,155         1,770
                                                --------      --------
Total current assets                             102,709       104,948

Equipment and leasehold  improvements, net        10,803        10,943
Goodwill                                          26,017        26,017
Other assets                                      20,506        20,993
                                                --------      --------
Total assets                                    $160,035      $162,901
                                                ========      ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable                                $  2,414      $  2,863
Accrued liabilities                               11,669        17,234
                                                --------      --------
Total current liabilities                         14,083        20,097

Stockholders' equity:                            145,952       142,804
                                                --------      --------
Total liabilities and stockholders' equity      $160,035      $162,901
                                                ========      ========